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Exhibit 23.1
Consent of Independent Auditors

We consent to the use of our reports incorporated herein by reference, which reports appear in the Pacific Northwest Bancorp, 2001 Annual Report on Form 10-K.

/s/ Ernst & Young LLP Seattle, Washington

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Exhibit 23.1 Consent of Independent Auditors